1 G-25 Insider Trading Effective Date: November 5, 2024 Policy Statement on Insider Trading The Need for a Policy Statement As an essential part of work, many individuals have access to material, nonpublic information about Shenandoah Telecommunications Company, including its subsidiaries (the “Company”) or about the Company’s business, including information about other companies with which the Company does or may do business. The purchase or sale of securities of the Company or other companies with which the Company does or may do business by any person while in the possession of material, nonpublic (“inside”) information or the disclosure of such information to others who may trade in securities (“tipping”) is prohibited by federal and state laws. The Company has adopted this Policy Statement to avoid even the appearance of improper conduct on the part of any Company employee (not just so-called “insiders”). All Company employees have worked hard over the years to establish a reputation of integrity and ethical conduct. Compliance with this Policy Statement is an important part of each employee’s duty of good corporate citizenship. By adopting this Policy Statement, the Company does not intend to create legal liability that otherwise would not exist. Any person who has any questions about the application of this Policy Statement is urged to consult the Company’s President, who is the Administrator of the Policy Statement, or the General Counsel. Remember, however, that the ultimate responsibility for adhering to this Policy Statement and avoiding improper transactions rests with each director, officer and employee. Persons Subject to Policy Statement This Policy Statement applies to all employees, executive officers and directors of the Company, as well as certain persons acting on the Company’s behalf, including contractors and consultants. This Policy Statement also applies to family members of the above individuals and other persons sharing the same household, family members who do not live in the same household but whose transactions in Company securities are subject to the above individuals’ direct or indirect influence or control, and any entity that could be influenced or controlled. For purposes of this Policy Statement, each individual is responsible for the transactions of these other persons and controlled entities, and these transactions should be treated as if they were for such individual’s

2 own account. All persons described above are generally subject to this Policy Statement (“Covered Persons”), unless the Policy Statement explicitly states otherwise. This Policy Statement continues to apply to employees after termination of service with the Company for so long as you possess material, nonpublic information. Policy on Insider Trading No Covered Person who has material, nonpublic information relating to the Company may, directly or indirectly: (1) engage in transactions in the Company’s securities; (2) disclose material, nonpublic information to persons (a) within the Company whose jobs do not require them to have that information, or (b) outside of the Company to other persons, unless any such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company; (3) recommend the purchase or sale of any securities of the Company; or (4) assist anyone engaged in the foregoing activities. This policy of “don’t trade and don’t tip” also applies to material, nonpublic information relating to any other company, including customers or suppliers of the Company. Securities include common stock, options, warrants, puts and other securities, including preferred stock, notes, bonds, convertible securities and derivative securities or transactions relating to a company’s securities. Even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. If material, nonpublic information is inadvertently disclosed, no matter what the circumstances, the person making or discovering that disclosure should immediately report the facts to the Administrator and the General Counsel. Liability and Sanctions for Violations of Policy Violations of the insider trading laws could subject the violator to severe civil and criminal claims and penalties. A person who violates insider trading laws by buying or selling securities while in possession of material, nonpublic information may be subjected to significant penalties, including: (1) civil penalties equal to 3 times the profits gained or losses avoided, (2) criminal money penalties of up to $5 million, and (3) a prison term of up to 20 years. In addition, if someone else purchases or sells securities on a “tip” from a Covered Person based on material, nonpublic information, the Covered Person may be subject to the same penalties, even without having received the benefit from the trades.

3 These penalties are not restricted to the persons actually engaging in insider trading or “tipping.” If an employee under a Covered Person’s supervision engages in either of these activities, the Covered Person may face the same monetary penalties discussed above (even without having received a benefit) if such person knew or recklessly disregarded the fact that the employee was likely to violate the insider trading laws and did nothing to prevent the violations. Civil and criminal penalties may also be assessed against the Company in such circumstances. These penalties could damage the Company’s financial condition and its reputation and status in the business community. The Company believes that a violation of this Policy Statement is potentially so damaging to the Company that the appropriate sanction for the violation may include suspension or termination of the violator’s employment. Definition of Material, Nonpublic Information This Policy Statement prohibits trading in securities while in the possession of information which is “material” and “nonpublic.” “Material” information is any information that a reasonable investor would likely consider important in a decision to buy, hold or sell a security. As a rule, material information about the Company is any information which could reasonably affect the price of the Company’s stock. Common examples of information that is often regarded as material are the following:  actual earnings or losses, or projections of future earnings or losses, or other earnings guidance  major marketing changes  proposals, plans or agreements (even if preliminary) involving mergers, acquisitions, divestitures or joint ventures  a significant sale of assets or the disposition of a subsidiary  changes in dividend policy or the declaration of a stock split  the planned sale of Company stock by the Company or a major shareholder  significant changes in management or directors  significant new products or programs  significant litigation or government investigations or regulatory actions or proceedings  the gain or loss of a substantial customer or supplier  material cybersecurity incidents

4 Information may be material whether its disclosure could affect the price of a security negatively or positively. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances with the benefit of hindsight. If a Covered Person is uncertain whether information is material, they should assume that it is until they obtain guidance from the Administrator or the General Counsel. “Nonpublic” information is any information about the Company or another company which has not been disclosed generally to the marketplace. All information that is learned about the Company or its business plans in connection with an individual’s employment is potentially nonpublic information until publicly disclosed by the Company. Employees should not disclose such information to others, such as household members, other relatives, business or social acquaintances, who do not need to know the information for legitimate reasons. Information is considered to be public only when it is released in a manner making it available to investors generally (such as by means of a press release or a filing with the U.S. Securities and Exchange Commission) and enough time has passed to permit the marketplace to absorb the previously nonpublic information (for purposes of this Policy Statement, at least two business days after the information is released to the public). If, for example, the Company were to make an announcement on a Monday, you should not trade in the Company’s securities until Thursday. Depending on the particular circumstances, the Company may determine that a longer or shorter period should apply to the release of specific material, nonpublic information. Covered Persons must be aware that, if your securities transactions become the subject of scrutiny, they will be viewed after the fact with the benefit of hindsight. As a result, before engaging in any securities transaction, one must carefully consider how regulators and others might later view that transaction. Compliance Guidelines Applicable to All Covered Persons To assist Covered Persons in complying with this Policy Statement, the following guidelines apply to market transactions in Company securities by Covered Persons and to the preservation of confidentiality of nonpublic information about the Company. Trades During Window Periods. The most appropriate period to buy or sell Company securities is the period beginning two (2) full trading days following the Company’s release of its operating results for the prior quarter and ending on the last day of the current quarter (the so-called “window period”). This period is the time during which there should be the least amount of inside information about the Company unavailable to the investing public. However, Covered Persons may not buy or sell Company securities even during window periods if such persons are in possession of material, nonpublic information. In addition, directors, executive officers and Designated Employees (discussed below) are subject to a shorter window period.

5 Although the window periods are the preferred periods for trades in Company securities, they are not exclusive. If an individual is not subject to additional limitations that apply to directors, executive officers and certain other Company employees as described below, such person may buy or sell Company securities outside of the window periods, so long as the individual does not possess material, nonpublic information when trading. Gifts of Company Stock. Gifts of Company stock are not transactions subject to this Policy Statement, unless the person making the gift will financially benefit from the gift or has reason to believe that the recipient intends to sell the Company stock while the Covered Person is aware of material nonpublic information, or is subject to the trading restrictions of this Policy Statement and the sale by the recipient of the Company stock will occur outside a trading window. Therefore, if a Covered Person has reason to believe that the recipient of the gift intends to sell the Company stock while the Covered Person is aware of material, nonpublic information, the Covered Person should not make the gift. If the Covered Person has any questions about whether or not they should make a gift of Company stock, they should consult with the Administrator or the General Counsel. Special Circumstances. From time to time, an event may occur that is material to the Company and is known by only a few directors, officers and certain other employees. So long as the event remains material and nonpublic, the persons designated by the Administrator or the General Counsel may not engage in any transaction in Company securities. In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the Administrator or the General Counsel, designated persons should refrain from engaging in any transaction in Company securities even sooner than the end of the window period. In that situation, the Administrator or the General Counsel may notify these persons that they should not engage in any transaction in Company securities, without disclosing the reason for the restriction. The existence of a trading restriction period under this paragraph will not be announced to the Company as a whole, and should not be communicated to any other person. Even if the Administrator or the General Counsel has not designated an individual as a person who should not engage in a transaction under this paragraph, the individual should not engage in a transaction while aware of material, nonpublic information. Preservation of Confidentiality of Proprietary Information. Covered Persons have a responsibility to keep information about the Company confidential. Covered Persons should take a number of specific steps to protect the confidentiality of sensitive internal information.  Keep confidential or sensitive materials appropriately concealed and securely stored, particularly when in areas accessible to the public, or when not on Company premises.  Avoid conversations involving confidential or sensitive information in public places (such as elevators, airplanes, public transportation or restaurants) or at

6 home. When such conversations are necessary, take all appropriate steps to prevent accidental disclosures.  Do not respond to requests from the press, stock analysts or others for information concerning confidential or sensitive matters. Refer such inquiries to the Chief Operating Officer or the Chief Financial Officer.  Be aware that communications by mobile or cellular telephones are subject to unintended breaches of confidence. When communicating by mobile or cellular phone, omit or alter information which could result in the disclosure of confidential or sensitive matters. Compliance Procedures for Directors, Executive Officers and Other Designated Employees Directors, executive officers and certain other employees of the Company designated in writing by the Administrator (“Designated Employees”) frequently acquire confidential information about the Company that may be considered material as defined in this Policy Statement. Accordingly, these persons must comply with the following procedures applicable to trades in Company securities and must certify their compliance with this Policy Statement. Advance Notification. Before engaging in any transaction in Company securities, each director, executive officer and Designated Employee should contact the Administrator, who will review the proposed transaction to ensure it complies with this Policy Statement. If the Administrator grants preclearance: (i) the person may make the trade at any time within, but not after, four (4) market trading days of receipt of preclearance; (ii) if the person becomes aware of material nonpublic information concerning the Company before the trade is executed, the preclearance shall be void and the trade must not be completed; (iii) if the Administrator plans to engage in any transaction in Company securities, the Administrator should contact the Chair of the Nominating and Corporate Governance Committee who will review the proposed transaction to ensure it complies with this Policy Statement. Note that preclearance is not an assurance that an insider trading violation will not be found to have occurred and that Covered Persons have the ultimate responsibility for adhering to this Policy Statement and avoiding improper trading. Any action on the part of the Company or its legal counsel pursuant to this Policy Statement (or otherwise) does not in any way constitute legal advice or insulate a Covered Person from liability under applicable securities laws. Timing Restrictions on Trades in Company Securities. Any director, executive officer or Designated Employee may engage in market transactions involving Company securities in any quarter only during the period beginning at least two (2) full trading days after the Company issues its earnings release for the prior quarter and ending on the fifteenth (15th) day of the last month of the current quarter. For example, if the

7 Company issues an earnings release for the June 30th quarter after the close of market on July 18th, a director, executive officer or Designated Employee may buy or sell Company securities during the period beginning at the opening of market on July 21st (assuming that date is two full trading days after July 18th) and ending at market close on September 15th. Trading prohibitions and restrictions of this Policy Statement apply to all sales of securities acquired through the exercise of stock options granted by the Company, but not to the acquisition of securities through such exercises. Timing restrictions may be waived by the Administrator in individual cases upon a showing of hardship or other circumstances warranting a waiver or, if such a waiver is sought by the Administrator, the Chair of the Nominating and Corporate Governance Committee will consider and rule on the waiver request. Rule 10b5-1 Trading Plans. Notwithstanding the foregoing prohibitions in this Policy Statement, any director, executive officer or Designated Employee may engage in market transactions involving Company securities while in possession of material, nonpublic information about the Company or outside of the specified window periods if any such transaction is made pursuant to a Rule 10b5-1 plan for transactions in Company securities that meets the conditions specified in Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1 Plan”). A Rule 10b5-1 Plan (or any amendment to an existing Rule 10b5-1 Plan) must be approved in advance in writing by the Administrator and the General Counsel. Any Rule 10b5-1 Plan for the Administrator must be approved in advance in writing by the Chair of the Nominating and Corporate Governance Committee and the General Counsel. All Rule 10b5-1 Plans must be submitted for pre-approval not less than five (5) business days prior to the entry into the Rule 10b5-1 Plan and not less than five (5) business days prior to effectuating any amendment to a previously approved Rule 10b5-1 Plan. In addition, any director, executive officer or Designated Employee considering terminating a pre- approved Rule 10b5-1 Plan must notify the Administrator and the General Counsel at least five (5) business days prior to terminating the Rule 10b5-1 Plan. In general, a Rule 10b5-1 Plan must be entered into at a time when the person entering into the plan is not in possession of material, nonpublic information. Once the Rule 10b5-1 Plan is adopted, the person must not exercise any influence over the amount of Company securities to be traded, the price at which they are to be traded or the date of the trade. The Rule 10b5-1 Plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party. The Rule 10b5-1 Plan must include a cooling-off period before trading can commence that, for directors or officers, ends on the later of (1) 90 days after the adoption of the Rule 10b5-1 Plan or (2) two business days following the disclosure of the Company’s financial results in an SEC periodic report for the fiscal quarter in which the plan was adopted (but in any event, the required cooling-off period is subject to a maximum of 120 days after adoption of the plan), and for persons other than directors or officers, 30 days following the adoption or modification of a Rule 10b5-1 Plan. A person may not enter into overlapping Rule 10b5-1 Plans (subject to certain exceptions) and may only enter into one single-trade Rule 10b5-1 Plan during any 12-month period

8 (subject to certain exceptions). Directors and officers must include a representation in their Rule 10b5-1 Plan certifying that: (1) they are not aware of any material, nonpublic information; and (2) they are adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions in Rule 10b-5. All persons entering into a Rule 10b5-1 Plan must act in good faith with respect to that plan. Margin Accounts and Pledges. Company securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, Company securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. A margin sale or foreclosure sale may occur at a time when the pledger is aware of material, nonpublic information or otherwise is not permitted to trade in Company securities pursuant to the restrictions of this Policy Statement. In order to avoid circumstances where Company securities are sold at inappropriate times such as those outlined above, as well as to avoid forced sales of Company securities that might impact the market price of Company securities, directors, officers and Designated Employees are prohibited from pledging Company securities for margin accounts or as collateral for loans. An exception to this prohibition may be granted where the director, executive officer or Designated Employee wishes to pledge Company common stock as collateral for a loan (not including margin debt) and obtains advance approval from the Nominating and Corporate Governance Committee (“the Committee”) and the amount of securities used as collateral is not significant. The Committee will consider various factors in determining whether to make an exception to the above policy including the financial capacity of the director, officer or Designated Employee to repay the loan; if he or she has other collateral available to ensure the loan can remain secured without resort to the sale of the pledged common stock; the number of shares pledged and what impact the forced sale of said shares might have on the market price of Company common stock; and any other relevant factors the Committee may deem appropriate. Any director, executive officer or Designated Employee proposing to pledge Company common stock as collateral for a loan must submit a request for approval to the Committee at least thirty (30) days prior to the proposed execution of documents evidencing the proposed pledge. Any pledge of Company common stock by a director, executive officer or Designated Employee in effect prior to the effectiveness of this provision will be submitted to the Committee for consideration at its next scheduled meeting following the effective date of this provision. Hedging Transactions. No director, officer or Designated Employee of the Company may engage in any transaction if he or she is no longer exposed to the full risks of stock ownership. The Company believes that if a director, officer or Designated Employee of the Company are permitted to purchase hedging instruments that protect against downward changes in the Company’s common stock price, they may no longer have the same objectives as the Company’s other shareholders because they are no longer subject to the full risks of stock ownership. Prohibited hedging transactions include, but are not limited to, collars, forward sale contracts, trading in publicly-traded options, puts, calls or other derivative instruments related to Company securities.

9 Short Sales. No director, executive officer or Designated Employee may engage in short sales of Company securities. A short sale is the sale of a security that the seller does not own at the time of the trade. Annual Compliance Certification. Each director, executive officer and Designated Employee will be required to certify annually to the Administrator that he or she has re- read this Policy Statement and will comply with its provisions.